UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 10, 2018

GCI LIBERTY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38385	92-0072737
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

On May 10, 2018, pursuant to the Agreement and Plan of Merger, dated as of March 22, 2018 (the “Reincorporation Merger Agreement”), by and among GCI Liberty, Inc., an Alaska corporation (“Old GCI Liberty”), and GCI Liberty, Inc., a Delaware corporation (the “Company”) (then known as GCI Merger Sub, Inc., and formerly a direct, wholly owned subsidiary of Old GCI Liberty), Old GCI Liberty merged with and into the Company (the “Reincorporation Merger”), with the Company continuing as the surviving corporation in the Reincorporation Merger and existing under the laws of the State of Delaware, for the purpose of reincorporating in the State of Delaware.

At the effective time of the Reincorporation Merger (the “Effective Time”), pursuant to the Reincorporation Merger Agreement:

•                  each outstanding share of Old GCI Liberty’s Class A common stock, no par value (“Predecessor Class A Common Stock”), automatically converted into one share of the Company’s Series A Common Stock, par value $0.01 per share (“Series A Common Stock”);

•                  each outstanding share of Old GCI Liberty’s Class B common stock, no par value (“Predecessor Class B Common Stock”), automatically converted into one share of the Company’s Series B Common Stock, par value $0.01 per share (“Series B Common Stock” and, together with the Series A Common Stock, the “Common Stock”); and

•                  each outstanding share of Old GCI Liberty’s Series A Cumulative Redeemable Preferred Stock (together with the Predecessor Class A Common Stock and the Predecessor Class B Common stock, the “Predecessor Stock”), automatically converted into one share of the Company’s Series A Cumulative Redeemable Preferred Stock (“Series A Preferred Stock” and, together with the Common Stock, the “Successor Stock”).

No fractional shares of Successor Stock were issued in the Reincorporation Merger. Instead, the Company issued to each Old GCI Liberty shareholder entitled to a fractional share as a result of the Reincorporation Merger a scrip, representing such fractional share and that entitles the holder of such scrip, subject to the terms of the scrip and the Reincorporation Merger Agreement, to receive a full share of the applicable class or series of Successor Stock upon the surrender of a scrip which in the aggregate represents a full share of such class or series of Successor Stock. The shares for which such scrip are exchangeable were aggregated and sold by or on behalf of GCI Liberty in the public market, with the proceeds from such aggregation and sale (less any brokerage charges, commissions, transfer taxes or other sale expenses) to be paid pro rata to the registered holders of such scrip (without interest) in full satisfaction thereof.

This Current Report on Form 8-K is being filed for the purpose of establishing the Company as the successor issuer to Old GCI Liberty pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended, and to disclose events required to be disclosed on a Current Report on Form 8-K with respect to (i) Old GCI Liberty prior to the Effective Time (as defined below) and (ii) the Company as of and following the Effective Time.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As a result of the Reincorporation Merger, on May 10, 2018, the Company assumed and succeeded to by operation of law all of the prior debts, liabilities, obligations and duties of Old GCI Liberty, and such debts, liabilities, obligations and duties may be enforced against the Company to the same extent as if the Company had itself incurred or contracted all such debts, liabilities, obligations and duties. For more information concerning these debts, liabilities, obligations and duties, see generally Old GCI Liberty’s Annual Report on Form 10-K for the year ended December 31, 2017, Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, and Current Reports on Form 8-K filed prior to the date hereof.

The information included in the Introduction of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.03. Material Modifications to Rights of Security Holders.

As a result of the Reincorporation Merger, the dividend rate on the Series A Preferred Stock will increase from 5% to 7%, effective after the next dividend payment date on July 15, 2018.

Shares of Series A Common Stock and Series A Preferred Stock will continue to trade on the Nasdaq Global Select Market under the symbols “GLIBA” and “GLIBP,” respectively. The Company intends to list the Series B Common Stock on the OTCQB market under the symbol “GLIBB.”

Following the Reincorporation Merger, the rights of holders of shares of Series A Common Stock, Series B Common Stock and Series A Preferred Stock are governed by the Company’s Restated Certificate of Incorporation and the Amended and Restated Bylaws (as defined below).  Other than the change in the state of incorporation, the Reincorporation Merger did not result in any change in the business, physical location, management, assets, liabilities or net worth of the Company, nor did it result in any change in location of the Company’s employees, including the Company’s management.

The Reincorporation Merger did not alter any stockholder’s percentage ownership interest or number of shares owned in the Company.

The information included in the Introduction of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

The foregoing description of the Reincorporation Merger, the Certificate of Merger, the Company’s Restated Certificate of Incorporation, and the Company’s Amended and Restated Bylaws does not purport to be complete. The summaries included herein are qualified in their entirety by reference to the full text of the Certificate of Merger (which includes the Company’s Restated Certificate of Incorporation as Annex I thereto), the Company’s amended and restated bylaws as in effect after the Reincorporation Merger, and the Company’s Amended and Restated Bylaws, copies of which are filed herewith as Exhibits 3.1, 3.2 and 3.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference. Certain rights of the Company’s stockholders were changed as a result of the Reincorporation Merger. A more detailed description of the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws and the changes in rights of the Company’s stockholders as a result of the Reincorporation Merger is set forth under “Comparison of Rights of GCI Liberty Shareholders and Rights of Surviving Corporation Stockholders” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on March 23, 2018 and the Company’s Registration Statement on Form 8-A/A (Amendment No. 1) filed with the SEC on May 10, 2018, which are incorporated in their entirety herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors and Officers

Pursuant to the Reincorporation Merger Agreement, at the Effective Time, the board of directors and officers of Old GCI Liberty immediately prior to the Reincorporation Merger became the board of directors and officers, respectively, of the Company immediately following the Reincorporation Merger, and each director and officer has continued his or her directorship or services with the Company pursuant to a services agreement between the Company and Liberty Media Corporation, as the case may be, with the Company under the same terms as his or her directorship or service with Old GCI Liberty immediately prior to the Effective Time. The members of the board of directors of the Company (the “Company Board”) will be subject to re-election in accordance with the Company’s Restated Certificate of Incorporation and the Amended and Restated Bylaws.

In addition, the standing committees of the Company Board (including the Executive Committee, the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee) and the members thereof remain unchanged after the Effective Time.

Assumption of Equity Compensation Plans

As a result of the Reincorporation Merger, as of the Effective Time, the Company assumed Old GCI Liberty’s equity incentive plans, including the GCI 401(k) Plan, the General Communication, Inc. Amended and Restated 1986 Stock Option Plan and the GCI Liberty, Inc. Transitional Stock Adjustment Plan, and all award agreements evidencing an award granted under any of the foregoing.

Pursuant to the Reincorporation Merger Agreement, equity awards (including stock options, restricted share awards, stock appreciation rights and restricted stock units) with respect to shares of Predecessor Stock were converted into a corresponding award with respect to a number of shares of the corresponding series of Successor Stock equal to the number of shares as such award related immediately prior to the Effective Time. All other terms and conditions applicable to such awards immediately prior to the Effective Time, including applicable exercise prices and vesting terms, continue to apply to the converted awards.

Old GCI Liberty and its subsidiaries maintained a number of compensation and benefit plans, agreements, policies and other arrangements for its directors, officers and employees. None of these plans, agreements, policies or other arrangements were materially affected by the Reincorporation Merger, and the Company assumed any and all of Old GCI Liberty’s and its subsidiaries’ existing obligations under each such plan, agreement, policy and other arrangement by operation of law in the Reincorporation Merger. None of the Company’s directors, officers or employees received any additional or special compensation (either in the form of cash, deferred compensation or equity awards) as a result of the Reincorporation Merger.

The information included in the Introduction of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Reincorporation Merger Agreement, at the Effective Time, (i) the certificate of incorporation of the Company as the surviving corporation in the Reincorporation Merger was amended and restated in the Reincorporation Merger to read in its entirety as set forth on Exhibit A to the Reincorporation Merger Agreement, and (ii) the bylaws of the Company as the surviving corporation in the Reincorporation Merger were amended and restated in the Reincorporation Merger to read in their entirety as set forth on Exhibit B to the Merger Agreement.

On May 11, 2018, at a meeting of the Company Board, the Company Board amended and restated the Company’s amended and restated bylaws that were in effect immediately following the Reincorporation Merger (the “Amended and Restated Bylaws”) to, among other things, eliminate the requirement that the Chief Financial Officer of the Company also serve as the Treasurer of the Company, designate the Chairman of the Board as a required executive position and make other conforming changes to the Company’s Restated Certificate of Incorporation.

The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which are filed as Exhibit 3.3 to this Current Report on Form 8-K.

The information included in the Introduction of this Current Report on Form 8-K is incorporated into this Item 5.03 by reference.

Item 8.01. Other Events.

On May 10, 2018, the Company issued a press release announcing the completion of the Reincorporation Merger.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The information included in the Introduction of this Current Report on Form 8-K is incorporated into this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Name

3.1	Certificate of Merger of GCI Liberty, Inc. with and into GCI Merger Sub, Inc., dated as of May 10, 2018.

3.2

Amended and Restated Bylaws of GCI Liberty, Inc., effective as of May 10, 2018 (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-A/A, filed with the SEC on May 10, 2018 (File No. 001-38385)).

3.3	Amended and Restated Bylaws of GCI Liberty, Inc., effective as of May 11, 2018.

99.1	Press Release, dated May 10, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2018

GCI LIBERTY, INC.

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President